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                                                                   EXHIBIT 10.36


                                BUSINESS PURPOSE
                                CONVERTIBLE NOTE


$6,000,000.00                                  Southfield, Michigan

                                               Dated: December 20, 2005


                                      TERMS

Principal Sum:                    Six Million and no/100 ($6,000,000.00) Dollars

Effective Interest Rate:          Three Month LIBOR plus 5.20%

Commencement Date:                December 20, 2005

Due Date:                         December 20, 2010


         FOR VALUE RECEIVED and as provided in this Convertible Note ("Note") the undersigned, including all endorsers ("Debtor"), jointly and severally promise(s) to pay to the order of MEADOWBROOK INSURANCE GROUP, INC., a Michigan corporation (or any holder of this Note, which collectively are referred to as "Lender") at its offices located at 26255 American Drive, Southfield, Michigan 48034 or such other place as Lender may designate in writing, the Principal Sum together with interest as provided in this Note.

         The unpaid indebtedness under this Note shall be repayable to Lender in lawful money of the United States of America, and all principal indebtedness shall bear interest on the basis of a year of 360 days for the actual number of days elapsed at a rate of interest equal to the "Effective Interest Rate" before demand, and at the Effective Interest Rate plus three (3%) percent per annum ("Maturity Rate") after an Event of Default (as defined in that certain Loan and Security Agreement dated December 20, 2005 between Borrower and Lender [the "Loan Agreement"]). Interest shall accrue from the date the Lender disburses the loan proceeds, whether disbursed to the Debtor, for the benefit of Debtor, or to a third party designated by Debtor.

         Beginning on the Commencement Date and continuing on the same day (or, if there is no "same day," the last day of the month) of each subsequent month until an Event of Default, Debtor shall pay Lender interest on the unpaid principal balance of the loan at the Effective Interest Rate.

         ALL OUTSTANDING PRINCIPAL, LATE PAYMENT CHARGES AND ACCRUED AND UNPAID INTEREST SHALL BE DUE AND PAYABLE ON THE DUE DATE.

         This Note may not be prepaid, in full or in part, at any time, except as provided in the Loan Agreement without the express written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.


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         All payments made under this Note shall be applied in the following order: First to late payment charges, then to interest, then to advances and last to principal. The Debtor acknowledges the payments required under this Note might not fully amortize the indebtedness evidenced by the Note and the final payment due at the Due Date accordingly might be a balloon payment comprising all the outstanding principal, late payment charges, advances and interest then due.

         The Lender will credit any payment made by mail or night depository only upon the day of actual receipt by Lender, whether or not Lender has authorized payment by mail. Debtor expressly assumes all risks of loss or liability resulting from non-delivery or delay in delivery of any payment transmitted by mail, and no course of conduct or dealing shall affect Debtor's assumption of these risks.

         If any payment due under this Note shall become overdue for a period in excess of five (5) days and for which the Maturity Rate is not in effect, the Debtor shall pay to the Lender a "late payment charge" equal to four (4%) percent of the delinquent payment to defray the expense incidental to handling such delinquent payment and not as a penalty. Acceptance of payment of a late payment charge shall not waive any default under this Note.

         Upon the occurrence of an Event of Default (as defined in the Loan Agreement), this Note and all other obligations and indebtedness of the Debtor to the Lender, whether absolute or contingent, direct, present or future, and however evidenced, shall become and shall be immediately due and payable.

         If: (a) this Note or any loan document is referred to an attorney after demand for collection or enforcement or is collected or enforced through any legal proceeding; (b) an attorney is retained to represent the Lender in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Note or any loan document;
(c) an attorney is retained to protect or enforce any mortgage or lien securing this Note; or (d) an attorney is retained to represent the Lender in any action arising out of any claim by Debtor or any other person against the Lender which would not have been asserted were it not for Lender's relationship with the Debtor, then the Debtor shall pay to the Lender all costs and expenses and actual attorney fees incurred by the Lender in addition to all other amounts due under this Note.

         Acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only. No forbearance by Lender in enforcing any of its rights under this Note, nor any renewal, extension, or modification of any payment to be made under this Note, nor any acceptance by Lender of any payment in an amount less than the amount then due under this Note shall constitute a waiver of any of the terms of this Note or of any of Lender's rights under this Note. The Lender shall not by any act of omission or commission be deemed to waive any of its rights or remedies under this Note unless such waiver is in writing and signed and delivered by an authorized officer of the Lender and then only to the extent specifically set forth in the writing. No waiver shall operate as a waiver of the same right or remedy on a future occasion.

         The rights, remedies, and benefits provided to the Lender in this Note and in documents given to secure the payment of this Note shall be cumulative, and shall not be exclusive of any other rights, remedies or benefits allowed by law or equity, and may be exercised either successively or concurrently.


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         It is the intention of Debtor and Lender to conform strictly to state and federal usury laws applicable to this loan transaction in permitting the highest rate of interest. Accordingly, the aggregate of all interest as determined under applicable law, chargeable or receivable under this Note or otherwise in connection with this loan transaction shall under no circumstances exceed the maximum amount of interest permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for in this Note, or in any of the documents securing payment of this Note or otherwise relating to this loan transaction then in such event (a) the provisions of this paragraph shall govern and control, (b) neither the Debtor nor the Debtor's successors and assigns or any other party liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum permitted by law and (c) the Effective Interest Rate shall be automatically subject to reduction to the maximum lawful contract rate allowed under such laws, as now or subsequently construed by courts of appropriate jurisdiction.

         The term "Lender" includes any holder of this Note. If more than one party signs, guarantees or acts as a surety for this Note, then the term "Debtor" shall mean all of them and any one of them and their obligations under this Note shall be joint and several.

         The Debtor jointly and severally waives valuation and appraisement, demand, notice of protest or protest, presentment for payment, notice of nonpayment, dishonor and notice of dishonor and all other notices in connection with the exercise or enforcement of the Lender's rights or remedies, or any defense by reason of extension of time, renewals or other indulgences granted by Lender with respect to the Debtor or any of the collateral securing this Note. Debtor consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Lender with respect to the payment or other provisions of this Note and consents to the release of any collateral given to secure the payment of this Note or of any part thereof, with or without substitution. Debtor agrees that additional makers, accommodation parties, or guarantors may become parties to this Note without notice to Debtor or affecting Debtor's liability under this Note. The liability to Lender of each person or entity signing this Note shall be absolute and unconditional, without regard to the liability of any other person or entity.

         The invalidity of any of the provisions in this Note shall not affect any remaining provisions which can be given effect without the invalid provision. To this end, the provisions of this Note are declared to be severable.

         This Note is secured by the Loan Agreement, the Unlimited Personal Guaranty of J. Bruce Cochrane and Janet H. Cochrane, his wife and the Unlimited Guaranty of Cochrane & Porter Insurance Agency, Inc. and Renaissance Insurance Agency, Inc.

         Reference is also made to the security documents for additional terms relating to the transaction giving rise to this Note, the security given for the Note, and additional terms, agreements, representations and conditions of the loan evidenced by this Note including, but not limited to, certain conversion rights granted to the holder. If there is any express conflict between the terms and provisions of this Note and those contained in any security document, the terms and provisions of this Note shall govern and control.


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         This Note has been delivered for value in Michigan, and shall be deemed executed in the State of Michigan. The liability of the Debtor shall be governed by, construed and enforced according to the laws of the State of Michigan.

                             "DEBTOR"

                             RIG, LLC, a Massachusetts limited liability company


                             By:   /s/ J. Bruce Cochrane
                                   -----------------------------------

                             Its:  President
                                   -----------------------------------

                             Federal Tax I.D. No.:
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